SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2004

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
000-32179 (Commission File Number)	02-0478229 (IRS Employer Identification No.)
100 Campus Drive, Marlborough Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 683-1200

ITEM 9. REGULATION FD DISCLOSURE

        On May 17, 2004, Anthony P. Shuber, the Chief Technology Officer of EXACT Sciences Corporation (the "Company"), presented research data regarding the Company's Effipure™ sample preparation technology at the Digestive Disease Week 2004 Conference.

        Mr. Shuber presented data that demonstrated the ability of Effipure™ to increase the amount of DNA that is retrieved from a stool sample as compared to an earlier, bead-based version of the Company's colorectal cancer screening assay. In the data presented, this increase in DNA resulted in an increase in sensitivity of up to 17% for the assay that incorporated the Effipure technology versus the earlier technology, with no loss in specificity. In his presentation, Mr. Shuber discussed the data supporting the importance of achieving a certain level of DNA retrieved from a sample as well as the impact that sample collection techniques have on the performance of the assay. Based on its historical studies and other research data collected to date, the Company believes that the performance of its Effipure technology in increasing the sensitivity of the assay can vary significantly depending upon the sample collection techniques utilized.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION
May 17, 2004	By:	/s/ STEPHEN A. READ Stephen A. Read Vice President and Controller